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                                EXHIBIT INDEX

(d)(1)   Flexible Premium Survivorship Variable Life Insurance Policy.

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)(1)   Calculations of Illustrations for Succession Select-New York.

(n)(1) Consent of Independent Registered Public Accounting Firm for Succession Select-NY.

(r)(1) Power of Attorney to sign amendments to this Registration Statement dated Jan. 2, 2007.